Exhibit 1.02


                             BROKER-DEALER AGREEMENT

     THIS BROKER-DEALER AGREEMENT (the "Agreement") is entered into on this 16TH day of NOVEMBER, 2001, by and between Medical Capital Management, Inc. a Delaware corporation ("Issuer") and HANMI SECURITIES INC. ("Broker-Dealer") for the purpose of engaging Broker-Dealer to offer, sell and distribute certain Asset Backed Notes ("Notes") of the Issuer, as hereinafter provided.

RECITALS

     A. Broker-Dealer is a securities dealer certified with the State of CALIFORNIA, registered with the Securities Exchange Commission ("SEC"), and a member of the National Association of Securities Dealers ("NASD"). Broker-Dealer has experience in the sale and distribution of securities similar to the Notes.

     B. The Issuer has prepared a certain note issuance and security agreement ("Offering") and has filed a form SB-2 Registration Statement under the Securities Act of 1933.

     C. Broker-Dealer desires to sell and distribute the Notes of this Offering on behalf of Issuer.

     NOW,   THEREFORE,   in   consideration   of  their  mutual   covenants  and
undertakings, the parties agree as follows:

     1. SERVICES OF BROKER-DEALER. Broker-Dealer, through its agents and sales employees, agrees to use its best efforts to sell and distribute the Notes to prospective investors pursuant to the terms of the Offering. Seventy Five Million Dollars ($75,000,000) in Notes will be offered for sale with a minimum purchase of Five Thousand Dollars ($5,000) with additional incremental purchases of One Thousand Dollars ($1,000) over that minimum amount, per investor.

          1.1 LIMITATION ON SALES. Notwithstanding anything contained herein to the contrary, the total amount of Class C Notes that may be sold in the Offering by All Brokers combined will not exceed $20,000,000 in aggregate principal amount and the total amount of Class D Notes that may be sold in the Offering by all brokers combined will not exceed $10,000,000 in aggregate principal amount.

     2. EFFECTIVE TERM. This Agreement shall be effective on the date first above written and shall continue in effect for One Year, unless extended or cancelled upon mutual agreement of the parties.

     3. OBLIGATIONS OF BROKER-DEALER:

     (a) BEST EFFORTS BASIS. The Notes will be sold solely on a "best efforts" basis. Broker-Dealer makes no warranty as to its ability to sell and distribute any minimum dollar amount of Notes. In this context, "best efforts" means that Broker-Dealer will staff the sales effort of the Notes
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     in a manner not less favorable  than other projects in which  Broker-Dealer has undertaken to sell securities on a "best efforts" basis.

     (b) INVESTOR SUITABILITY. Broker-Dealer shall offer and sell the Notes only to investors who Broker-Dealer in good faith believes meet the suitability standards set forth in the Registration statement. Broker-Dealer shall use its reasonable efforts to ascertain the suitability of all prospective investors.

     (c) REGISTERED SECURITIES. Broker-Dealer understands that the offering of Notes is being offered pursuant to a Registration Statement under the Securities Act of 1933. A copy of the Registration Statement is currently in review with the Securities and Exchange Commission, a copy of which is attached to this agreement.

     (d) MINIMUM PURCHASE. Broker-Dealer shall not sell fewer than $5,000 in Notes to any purchaser without the prior written consent of Issuer.

     (e) RECORDS. Broker-Dealer shall deliver to Issuer copies of all records relevant to the sale of Notes, which records shall include, but not be limited to, subscription agreements and investor data records relating to purchases of Notes.

     4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to Broker-Dealer that upon execution of this Agreement and on the Closing Date:

     (a) On the date hereof, the Registration Statement is true, complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact required by any applicable law or regulation or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

     (b) The Issuer is validly organized, existing and in good standing, and this Agreement has been duly authorized by all necessary actions of the Issuer;

     (c) The performance of this Agreement will not violate or constitute a default under the terms of any agreement or arrangement to which the Issuer is a party; and

     (d) The Issuer is approved to offer the Notes to the public by the Securities and Exchange Commission effective February 06, 2001.

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     5.   REPRESENTATIONS   AND  WARRANTIES  OF   BROKER-DEALER.   Broker-Dealer
represents and warrants to the Issuer that upon execution of this Agreement and at all times during the term of this Agreement:

     (a) Broker-Dealer is validly organized, existing and in good standing in its state of incorporation, and that this Agreement has been duly authorized by the responsible party of Broker-Dealer;

     (b) The  performance  of this  Agreement  will not violate or  constitute a
     default  under  the  terms  of  any  agreement  or   arrangement  to  which
     Broker-Dealer or any of its affiliates is a party;

     (c) Broker-Dealer is a member in good standing of the National Association of Securities Dealers, Inc.;

     (d) Broker-Dealer is a Broker-Dealer registered with the Securities and Exchange Commission; and

     (e) Broker-Dealer is registered with the State or its Headquarters as a Broker-Dealer and has obtained all licenses and consents necessary to sell the Notes in all States listed in Schedule A.

     6. COVENANTS. Issuer covenants and agrees, for the specific benefit of Broker-Dealer, that:

     (a) If at any time an event shall have occurred as a result of which the Registration Statement will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement in order to comply with applicable law, Issuer shall notify Broker-Dealer promptly in writing and will prepare and deliver to Broker-Dealer an appropriate amendment or supplement; and

     (b) The Issuer shall notify Broker-Dealer promptly, in writing, of any material adverse change in the financial condition or business of Issuer.

     7. INDEMNIFICATION. Broker-Dealer shall indemnify and hold harmless the Issuer against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys' fees and costs of investigation) to which the Issuer may become subject insofar as such losses, claims, damages, liabilities, or expenses arise out of or are based upon:

     a. Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement to the extent, and only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity

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     with  written  information  furnished  to the  Issuer  by or on  behalf  of
     Broker-Dealer specifically for use with reference to the Registration Statement in the preparation of the Registration Statement;

     b. The violation by Broker-Dealer, or any of its employees, agents, independent contractors or other personnel of any of the provisions of Regulation D of the Securities Act of 1933; or

     c. The sale of the Notes to any investor who does not meet the suitability standards set forth in the Registration Statement. The obligations of the parties to this Agreement under the preceding indemnification provisions shall be in addition to any liability which they otherwise may have.

     8. WITHDRAWAL. Broker-Dealer, in its sole discretion, may withdraw from this Agreement without penalty at any time upon 48-hours written notice to the Issuer, for the following causes:

     (a) If, after diligently reviewing the contents of the Registration Statement, the Broker-Dealer finds that there exist terms or assumptions which do not fairly represent the facts of the Offering or the Issuer's business to prospective investors.

     9. COMPENSATION. Issuer shall compensate Broker-Dealer in an amount equal to the sum of 3.5% to 9.5% of the principal amount of the notes sold by that Broker-Dealer, as set forth on Exhibit A. Said compensation shall be due and payable within ten days of receipt of good funds by the Issuer as payment in full of the purchase price of the Notes sold by the Broker-Dealer

     10. CONFIDENTIALITY. All business, financial and other proprietary information given by any party to the other in connection with the sale and distribution of the Notes shall be received in confidence and used only for the purposes of such offering. The parties shall undertake reasonably appropriate safeguards to assure the non-dissemination of such information to third parties.

     11. SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall be continuing representations, warranties, covenants and agreements and shall survive and remain in full force and effect after the date of this Agreement and the Closing Date. No investigation by or on behalf of any party to this Agreement shall constitute a waiver of any representation, warranty, covenant or agreement contained herein.

     12. NO WAIVER. The failure on the part of any party to this Agreement to exercise, or the delay in the exercise of, any right, power or remedy hereunder shall not operate as a waiver thereof. Any single or partial exercise of any right, power or remedy hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     13. ENFORCEABILITY. If any provision or any portion of any provision of this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the enforceable portion of any

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such  provision and the  remaining  provisions  of this  Agreement  shall not be adversely affected thereby.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     15. NOTICES. All notices, requests, demands and communications that are required, provided for one or contemplated in this Agreement must be in writing and will be deemed to have been given when personally delivered to the party to whom addressed or forty-eight (48) hours after deposit in any United States post office, sent by registered or certified mail, return receipt requested, postage prepaid to the parties at the following addresses:

          If to Issuer:        Medical Capital
                               3770 Howard Hughes Parkway
                               Las Vegas, Nevada 89702
                               Attn: Sid Field, Chief Executive Officer

          If to Broker-Dealer: Hanmi Securities, Inc.
                               3600 Wilshire Bldv.  #2000
                               Los Angeles, CA  90010
                               Attn: Eul Hyung Choi, President

     16. DISPUTE RESOLUTION. Any controversy or dispute arising out of or in connection with this Agreement shall be resolved exclusively by the American Arbitration Association of Los Angeles, which decision is binding.

     17. ATTORNEYS' FEES. In the event of any litigation or other dispute resolution between the parties to enforce any provision of this Agreement or otherwise with respect to the subject matter hereof (including any bankruptcy proceeding), the unsuccessful party in such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees incurred by the successful party.

     18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understanding of the parties in connection therewith. No supplement, modification or amendment of this Agreement shall be binding unless executed writing by the parties hereto.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

     ISSUER:        MEDICAL CAPITAL MANAGEMENT, INC.

                    By: /s/ SID FIELD
                        ------------------------------------------------
                        Sid Field, Its Chief Executive Officer


     BROKER-DEALER: HANMI SECURITIES INC.

                    /s/ EUL CHOI
                    --------------------------------------------
                    By: Eul Choi
                    Title: President

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                                    EXHIBIT A

                           TO: BROKER-DEALER AGREEMENT


     This Agreement provides for the following commission rate structure based on the Class of Note.

     CLASS A  - Commission paid at the rate of    3.5%

     CLASS B  - Commission paid at the rate of    6.5%

     CLASS C  - Commission paid at the rate of    8.5%

     CLASS D  - Commission paid at the rate of    9.5%